UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2005
FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-50307	13-3711155

(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551

(Address of principal executive offices)	(Zip Code)
(925) 290-4000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On November 4, 2005, the Compensation Committee of the Board of Directors of FormFactor, Inc. awarded increases in the base salary of certain officers of the company. The new base salary for these officers is as follows: (i) Dr. Igor Y. Khandros, Chief Executive Officer, will be paid a base salary of $400,000 per year; (ii) Joseph R. Bronson, President and Member of the Office of the Chief Executive Officer, will be paid a base salary of $400,000 per year; (iii) Benjamin N. Eldridge, Chief Technology Officer and Senior Vice President, Research and Development, will be paid a base salary of $265,000 per year; and (iv) Peter B. Mathews, Senior Vice President, Sales and Service, will be paid a base salary of $265,000 per year. The base salary increases are effective as of October 31, 2005.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.
Date: November 10, 2005	By:	/s/ Stuart Lowell Merkadeau
Stuart Lowell Merkadeau
Senior Vice President, General Counsel and Secretary